Exhibit 99.1
HF Foods Group Announces Agreement to Acquire Chicago Distribution Facility
Strategic development expected to reduce facility costs, expand capacity and support long-term growth
Acquisition follows HF Foods’ establishment of an At-the-Market equity offering program to provide liquidity for, among other items, capital expenditures, and possible acquisitions or business expansion
LAS VEGAS – September 29, 2025 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, announced today it has entered into a binding purchase agreement for a distribution facility located in Chicago, Illinois. HF Foods previously leased the facility following its acquisition of Great Wall Seafood in 2022.
This acquisition advances HF Foods’ ongoing transformation plan to improve operational efficiency, reduce facility costs and strengthen organic growth through cross-selling opportunities. Acquiring the facility enables HF Foods to exit the lease agreement early, improve operating expenses, and invest in the facility to grow additional capacity and drive consolidation opportunities. The Company believes its previously announced At-the-Market (ATM) equity offering program will provide financial flexibility to expedite investments such as the Chicago warehouse acquisition to drive further growth. The ATM program is expected to provide the Company additional liquidity for, among other items, working capital, capital expenditures, and possible acquisitions or business expansion.
“As we continue to successfully execute on our ongoing transformation plan, this acquisition represents another key milestone in better positioning HF Foods for future growth,” said Felix Lin, President and Chief Executive Officer of HF Foods. “This facility has been a key cornerstone of our Midwest distribution footprint, and over the next several years, we expect to further expand our presence in this important region. This acquisition is also well timed following the establishment of our ATM program. We believe the ATM program will provide additional financial flexibility to help us pursue similar acquisitions in the future to expand the business, enhance our capabilities and grow our national network.”
In addition, this acquisition deepens HF Foods’ commitment to the Chicago region and creates important opportunities that are expected to yield long-term benefits to HF Foods’ local restaurant customers in the Chicago and Midwest region by improving operational control, enhancing logistics, reducing facility costs and driving long-term margin growth.

About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements
All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, risks related to potential increases in tariff-related costs, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.
This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Contact:
ICR
Investors: Anna Kate Heller
Media: Michael Wolfe
hffoodsgroup@icrinc.com